UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): December 26, 2007

                         Global Aircraft Solutions, Inc.
                         -------------------------------
               (Exact Name of Registrant as Specified in Charter)

          Nevada                      000-28575                   84-1108499
          ------                      ---------                   ----------
 (State of Incorporation)     (Commission File Number)          (IRS Employer
                                                            (Identification No.)

                         P.O. Box 23009 Tucson, AZ 85734
                         -------------------------------
                    (Address of principal executive offices)

                                 (520) 294-3481
                                 --------------
              (Registrant's telephone number, including area code)

                                       N/A
                                       ---
          (Former Name or Former Address if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c).

ITEM 1.01. Entry Into a Material Definitive Agreement

On December 20, 2007, Global Aircraft Solutions, Inc. ("Global") and its subsidiaries Hamilton Aerospace Technologies, Inc. ("HAT"), World Jet Corporation ("WJ") and Hamilton Aerospace S.A. de C.V. ("HATMEX") (collectively the "Companies") entered into and closed on three non-convertible secured debenture financing agreements with two accredited institutional investors ("Holders") in the total amount of $10 million (collectively the "Debentures"). These Debentures consist of (i) one non-convertible senior secured debenture in the amount of $5 million; (ii) one non-convertible senior secured debenture in the amount of $3 million; and (iii) one non-convertible junior secured debenture in the amount of $2 million. The Debentures accrue interest at the rate of 15% per annum which is payable quarterly in arrears beginning April 1, 2008. The Debentures also provide for a cash flow recapture to the Holders equal to 60% of any proceeds related to the sale of Global's aircraft inventory. The Debentures mature on December 19, 2008.

In connection with the Debentures, the Companies and Holders executed a Pledge and Security Agreement, Aircraft Security Agreements, Securities Purchase Agreement, Registration Rights Agreement, and a Post Closing Agreement. Additionally, Global issued a Warrant (as defined and detailed below) to one Holder as an inducement to purchase a Debenture. Mr. John B. Sawyer, President of the Companies, also executed a personal guaranty for $2 million of the Debentures ("Personal Guaranty"). These transaction documents are attached hereto as Exhibits to this Form 8-K. Mr. Ian Herman, CEO of the Companies, executed an identical personal guaranty to Mr. Sawyer for $1 million of the Personal Guaranty.

Pursuant to the Pledge and Security Agreement and Aircraft Security Agreements, the Debentures are secured by (a) a first lien on all the current and future assets of the Companies including any owned aircraft; (b) the equity interests currently held by Global in HAT, WJ and HATMEX; and (c) the 40% membership interest of Global in Global Aircraft Leasing Partners, LLC. However, in the event of default, foreclosure of the foregoing equity and membership interests held by Global can only be enforced if the foreclosure on all other assets of the Companies is insufficient to satisfy repayment of the Debentures.

Similar to the foreclosure conditions set forth in the preceding paragraph, enforcement of the Personal Guaranty cannot occur until and unless the foreclosure on all other assets of the Companies is insufficient to satisfy repayment of the Debentures.

As an inducement for Holder Victory Park Master Fund, Ltd. ("Victory Park") to purchase a Debenture, Global issued Victory Park a 5-year warrant exercisable into 1,500,000 shares of Global common stock ("Common Stock") at an exercise price of $0.45 per share ("Warrant"). However, if Victory Park should choose to exercise the Warrant then it would receive a reduced number of Common Stock shares based upon the cashless exercise formula contained therein.

The Warrant also contains a contingent obligation which shall be determined pursuant to a one-time value test on December 20, 2008 ("Test Date"). In the event that the difference between the Common Stock VWAP (for the 20 trading days prior to such Test Date) and the exercise price multiplied by the number of Warrant shares is not at least equal to $750,000 ("Target Value"), then Global will be obligated to issue an additional warrant to Victory Park. If Global is obligated to issue an additional warrant (such warrant will contain identical terms and provisions as the Warrant set forth above), that warrant shall be exercisable into that number of Common Stock shares that would cause the additional warrant and the Warrant combined to equal the Target Value, but in no event shall the additional warrant be exercisable into more than 500,000 warrant shares.

Under the Registration Rights Agreement, Victory Park cannot request Global to register the underlying warrant shares for at least six months after the closing date. After June 20, 2008, Victory Park can request that Global commence the process to register the warrant shares. If Global is required to register the warrant shares subsequent to June 20, 2008, Global will be obligated to file a registration statement within 45 days of such request and cause the registration statement to become effective within 270 days of filing. In the event Global is asked to file a registration statement and fails to comply with the filing and effectiveness deadlines as set forth above, Global will be obligated to pay Victory Park liquidated damages in the amount of 2% of the total amount of the Debentures each and every month until Global satisfies the filing and/or effectiveness requirements.

The Post Closing Agreement allows the Companies to complete certain conditions of closing within certain time frames subsequent to closing and subjects the Companies to an event of default should the Companies fail to meet such conditions within the time frames set forth in the Post Closing Agreement.

Upon the occurrence of certain events of default as defined in the Debentures and the Post Closing Agreement, including events of default under the transaction documents related to the Debentures, the full principal amount of the Debentures, together with interest and other amounts owing become immediately due and payable. Moreover, an event of default also subjects the assets of the Companies and the equity and membership interests as well as the Personal Guaranty to foreclosure pursuant to the order of foreclosure and enforcement as outlined in the third and fourth paragraphs of this Item 1.01.

Proceeds of the Debentures will be utilized to satisfy and terminate the Companies' existing credit facility ($5,052,336.26) and other existing indebtedness as well as to pay down certain trade accounts and fund working capital.

Pursuant to the closing of this transaction, the Companies incurred a closing fee equal to 3% of the Debentures and legal and accounting costs.


ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.


ITEM 3.02 Unregistered Sales of Equity Securities

The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02. The issuance of the Debentures, Warrant and Warrant Shares are exempt from registration under the Securities Act of 1933, as amended, pursuant to Rule 506 promulgated thereunder.


ITEM 3.03 Material Modification to Rights of Security Holders

Certain current outstanding warrants of Global include a price adjustment feature entitling the holder thereof to a price adjustment of their existing warrant to the price of any subsequently issued warrant should Global issue new warrants with an exercise price lower than certain current outstanding warrants. As a consequence of the issuance of the Warrant at an exercise price of $0.45 per share as set forth in Item 1.01, Global is obligated to re-issue new price adjusted warrants to certain existing warrant holders as follows:

Warrants representing 1,040,866 shares of Global common stock at an original exercise price of $1.00 per share will be reduced to an exercise price of $0.45 per share and maintain an expiration date of September 2, 2009. Warrants representing 1,137,020 shares of Global common stock at an original exercise price of $1.36 will be reduced to an exercise price of $0.45 per share and maintain an expiration date of September 2, 2009

ITEM 9.01. Financial Statements and Exhibits

(a)   None
(b)   None
(c)   Exhibits

     Exhibit No.                        Document
     -----------                        --------

     4.1       Form of Senior Secured Debentures dated December 20, 2007

     4.2       Form of Junior Secured Debenture dated December 20, 2007

     4.3       Securities Purchase Agreement dated December 20, 2007

     4.4       Warrant dated December 20, 2007

     4.5       Registration Rights Agreement dated December 20, 2007

     4.6       Post Closing Agreement dated December 20, 2007

     10.1      Pledge and Security Agreement dated December 20, 2007

     10.2 Form of Aircraft Security Agreement dated December 20, 2007 used to secure all subject aircraft

     10.3      Personal Guaranty dated December 20, 2007





                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 26, 2007
                                              Global Aircraft Solutions, Inc.
                                              (Registrant)


                                              By: /s/ John B. Sawyer
                                              ----------------------------------
                                              Name:   John B. Sawyer
                                              Title:  President